UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 2, 2013

AMERICAN AXLE & MANUFACTURING
HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-14303	36-3161171

(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of Principal Executive Offices)	(Zip Code)

(313) 758-2000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 2, 2013, American Axle & Manufacturing Holdings, Inc. (“AAM”) held its annual meeting of stockholders. At the meeting, AAM's stockholders voted on three proposals and cast their votes as follows:

Proposal 1: Election of Directors

The following directors were nominated to serve for three-year terms expiring at the annual meeting of stockholders in 2016. Results of the election are as follows:

		Number of Votes

Nominee	For	Withheld	Broker Non Votes
Elizabeth A. Chappell	38,979,356	20,703,579	9,889,101
Steven B. Hantler	38,987,789	20,695,146	9,889,101
John F. Smith	39,496,702	20,186,233	9,889,101

Proposal 2: Advisory vote on executive compensation

AAM's stockholders voted to approve, on an advisory basis, the compensation of AAM's named executive officers, by the following vote:

Number of Votes

For	34,570,587
Against	24,975,868
Abstain	136,480
Broker Non Votes	9,889,101

Proposal 3: Ratification of Appointment of Deloitte & Touche LLP as AAM's independent registered public accounting firm for the year ending December 31, 2013

The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 was approved with the following votes:

Number of Votes

For	69,242,286
Against	252,491
Abstain	77,259

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
Date:	May 2, 2013	By:	/s/ David E. Barnes
David E. Barnes
General Counsel & Secretary

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